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                                                                Exhibit 23(a)





              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to 4,800,000 KeyCorp common shares pursuant to the KeyCorp Amended and Restated 1991 Equity Compensation Plan dated December 5, 1994, of our reports:

(a) dated March 1, 1994, with respect to the consolidated financial statements for the year ended December 31, 1993, of KeyCorp as restated to give effect to the March 1, 1994 merger of KeyCorp and Society Corporation, accounted for as a pooling of interests, such financial statements are included in and incorporated by reference into the Corporation's Current Report on Form 8-K filed with the Commission on April 20, 1994; and

(b) dated January 20, 1994, except for Note 2 as to which the date is March 1, 1994, with respect to the consolidated financial statements for the year ended December 31, 1993, of KeyCorp (the combining company), which on March 1, 1994 merged with Society Corporation, subsequently renamed KeyCorp, included in the Corporation's Current Report on Form 8-K filed with the Commission on March 16, 1994.



                                        /s/ Ernst & Young LLP
                                        --------------------------------
                                        ERNST & YOUNG LLP


Cleveland, Ohio
November 29, 1994